Exhibit 10.2

                               Baron Energy, Inc.
                                 392 W. Mill St.
                             New Braunfels, TX 78130
                              Ph/Fax (830) 608-0300

February 28, 2011

PWH Resources LP
1913 Gladewood Dr.
Midland, TX  79707

Re: Debt Settlement

On December 20, 2005, Esconde Resources LP ("Esconde") executed a promissory note (the "Note') in the amount of $7,500 payable to PWH Resources LP ("Creditor"). The Note was payable on April 1, 2006, with interest at the rate of 4.0% per annum.

As of February 28, 2011, the remaining principal amount plus accrued interest on the Note is $4,748.

On April 13, 2009, Creditor loaned Esconde an additional $11,512. This was an undocumented loan (the "Loan"). The imputed interest on the Loan is $865 for a total amount due of $12,377. The Note and the Loan are hereinafter collectively referred to as the Debt.

Effective February 22, 2010, Baron Energy, Inc. ("Debtor") became successor in interest to Esconde. Creditor and Debtor agree to settle the Debt under the following terms and conditions.

The Creditor and Debtor agree that the outstanding amount owed on the Debt is $17,125. Both parties agree that the Creditor will settle the Debt for $16,260 which is equal to the Note balance of $4,748 plus the Loan principal balance of $11,512. Both parties further agree that the Creditor will accept 232,288 restricted common shares of Debtor as payment in full of all outstanding principal and interest on the Debt.

This agreement shall be binding upon the Creditor, Debtor, and their successors and assignees.

Sincerely,


/s/ Lisa P. Hamilton
--------------------------------
Lisa P. Hamilton
Executive Vice President and CFO

Agreed:

PWH Resources LP                            Baron Energy, Inc.
by Heard Resources, Inc.,
its General Partner

Signed:                                     Signed:


/s/ Paul W. Heard                           /s/ Ronnie L. Steinocher
--------------------------------            ------------------------------------
Paul W. Heard, Director                     Ronnie L. Steinocher, President
                                            and CEO
Date:                                       Date: